UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 20, 2023
Date of Report (Date of earliest event reported)

TAYLOR DEVICES INC
(Exact name of registrant as specified in its charter)

New York	000-3498	16-0797789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Taylor Drive, North Tonawanda, New York	14120
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (716) 694-0800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                      Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 20, 2023, Taylor Devices, Inc. held its Annual Meeting of Shareholders. The voting results of the shareholders of Taylor Devices, Inc. common stock are as follows:

The first matter voted upon at the meeting was the election of Timothy J. Sopko as a Class 2 Director, to serve a three-year term expiring in 2026.

1,419,096 votes were cast for Mr. Sopko and 161,499 votes were withheld. Broker non-votes were 765,116.

The second matter voted upon at the meeting was the ratification of the appointment of Lumsden & McCormick, LLP as the independent registered public accounting firm of the Company for the fiscal year ending May 31, 2024.

2,303,073 votes were cast for Lumsden & McCormick, LLP, 36,259 votes were cast against, and 6,379 votes abstained.

The third matter voted upon at the meeting was the approval of the non-binding advisory resolution approving the compensation of the Company’s named executive officers.

1,515,140 votes were cast for the resolution, 45,482 votes were cast against, and 19,973 votes abstained.  Broker non-votes were 765,116.

The fourth matter voted upon was the determination, by a non-binding advisory vote, of the frequency of future advisory votes on the compensation of the Company’s named executive officers.

631,913 votes were cast for one year, 39,848 votes were cast for two years, 893,408 votes were cast for three years, and 15,426 votes abstained.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAYLOR DEVICES, INC.
(registrant)
Date: October 24, 2023	By:	/s/ Timothy J. Sopko
Timothy J. Sopko, Chief Executive Officer